Exhibit 99.1

DATALINK REPORTS 2014 THIRD QUARTER AND NINE MONTH OPERATING RESULTS

Third Quarter and nine Month Revenues Up 4% and 5% Year-Over-Year, Respectively

EDEN PRAIRIE, Minn., October 21, 2014 — Datalink (Nasdaq: DTLK), a leading provider of data center infrastructure and services, today reported results for its third quarter and nine months that ended September 30, 2014.  Revenues for the quarter ended September 30, 2014 increased 4% to $144.9 million compared to $139.5 million for the quarter ended September 30, 2013.  Revenues for the nine months ended September 30, 2014, increased 5% to $443.9 million compared to $420.8 million for the nine months ended September 30, 2013.

GAAP Results

On a GAAP basis, the company reported net earnings of $3.5 million or $0.16 per diluted share for the third quarter ended September 30, 2014.  This compares to net earnings of $818,000 or $0.04 per diluted share in the third quarter of 2013. For the nine months ended September 30, 2014, the company reported net earnings of $7.4 million or $0.34 per diluted share, compared to net earnings of $4.8 million, or $0.26 per diluted share, for the nine months ended September 30, 2013.

Non-GAAP Results

Non-GAAP net earnings for the third quarter of 2014 were $4.2 million, or $0.19 per diluted share, compared to non-GAAP net earnings of $2.5 million, or $0.13 per diluted share, in the third quarter of 2013.  For the nine months ended September 30, 2014, the company reported non-GAAP net earnings of $10.3 million, or $0.47 per diluted share, compared to non-GAAP net earnings of $10.6 million, or $0.57 per diluted share, for the nine months ended September 30, 2013.  A detailed reconciliation between GAAP and non-GAAP information is contained in the tables included herein.

The company’s results for the quarter and nine months ended September 30, 2014, reflect the full impact of the additional 3.8 million common shares issued in connection with the follow-on stock offering which closed on August 14, 2013.

Highlights of the quarter and nine months ended September 30, 2014, include:

•                  Record third quarter and first nine month revenues, all from organic growth.

•                  14% and 13% year-over-year increases in total services revenues during both the third quarter and nine months, respectively, continuing Datalink’s strategic emphasis on growing services to help increase gross margins and drive greater relevancy with customers.

•                  An 8% increase in the number of customers spending more than $1 million with the company during the first nine months of 2014 compared to the first nine months of 2013.

•                  The addition of new cloud and residency services to Datalink’s Advanced Services portfolio, which is designed to support complex needs ranging from data migration and data center relocation to cloud service management and business continuity/disaster recovery.

In addition, on October 20, 2014, the company announced the acquisition of California-based Bear Data Solutions, Inc., which will quadruple its West Coast revenue base to more than $200 million and add more than 1,000 new midmarket and enterprise customers for Datalink’s products and services

“One of the most striking achievements of this reporting period is our continued growth in the services segment. Fully 44% of our Q3 revenues came from services compared to 40% a year ago. That includes professional, advanced and managed services that enhance our margins and open up new account opportunities from customers that want a true technology partner — not just a hardware reseller,” said Paul Lidsky, Datalink’s president and CEO. “In addition, we continue to grow faster overall than most of the IT market as a result of our ongoing product and services diversification and our ability to support a full range of data center needs, including complex projects like converged data center infrastructure deployments, cloud enablement, data migration and data center relocation. We expect the acquisition of Bear to accelerate that growth and strengthen our foothold in the key West Coast market.”

Outlook

Based on the company’s current backlog and sales pipeline, the company projects revenues of $165.0 million to $175.0 million for the fourth quarter of 2014 compared to $173.4 million for the fourth quarter of 2013.  The company expects fourth quarter 2014 net earnings to be between $0.20 and $0.25 per diluted share on a GAAP basis, and net earnings of between $0.27 and $0.32 per diluted share on a non-GAAP basis.  This compares to net earnings of $0.24 per diluted share and $0.34 per diluted share on a GAAP and non-GAAP basis, respectively, for the same period in 2013.  This guidance does not include the results from the recently announced acquisition of Bear Data Systems, Inc.

Conference Call and Webcast Today

Datalink will hold a conference call today at 4:00 p.m. Central Time during which time Datalink president and chief executive officer, Paul Lidsky, and chief financial officer, Greg Barnum, will discuss company results and provide a business overview. Participants can access the conference call by dialing (800) 901-5213. Participants will be asked to identify the Datalink conference call and provide the designated identification number (88934806). A live webcast of the conference call can be accessed here or via Datalink’s investor relations website at www.datalink.com.

About Datalink

A complete data center solutions and services provider for Fortune 500 and mid-tier enterprises, Datalink transforms data centers so they become more efficient, manageable and responsive to changing business needs. Datalink helps leverage and protect storage, server, and network investments with a focus on long-term value, offering a full lifecycle of services, from consulting and design to implementation, management and support. Datalink solutions span virtualization and consolidation, data storage and protection, advanced network infrastructures, business continuity, and cloud enablement. Each delivers measurable performance gains and maximizes the business value of IT. For more information, call 800.448.6314 or visit www.datalink.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. This press release contains forward-looking statements, including (i) the anticipated timing of the acquisition, (ii) the expected impact of the acquisition on Datalink, (iii) Datalink’s plans with respect to the acquired business and (iv) our internal projections of certain anticipated 2014 results, which reflect our views regarding future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated. The words “aim,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should” and other expressions which indicate future events and trends identify forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, many of which are included under “Risk Factors” in our annual report on Form 10-K for our year ended December 31, 2013, including, but not limited to: the level of continuing demand for data center solutions and services including the effects of current economic and credit conditions and the ability of organizations to outsource data center infrastructure-related services to service providers such as us; the migration of organizations to virtualized server environments, including using a private cloud computing infrastructure; the extent to which customers deploy disk-based backup recovery solutions; the realization of the expected trends identified for advanced network infrastructures; reliance by manufacturers on their data service partners to integrate their specialized products; continued preferred status with certain principal suppliers; competition and pricing pressures and timing of our installations that may adversely affect our revenues and profits; fixed employment costs that may impact profitability if we suffer revenue shortfalls; our ability to hire and retain key technical and sales personnel; continued productivity of our sales personnel; our dependence on key suppliers; our ability to adapt to rapid technological change; success of the implementation of our enterprise resource planning system; risks associated with integrating completed and future acquisitions (including a failure of anticipated synergies to materialize); the ability to execute our acquisition strategy; fluctuations in our quarterly operating results; future changes in applicable accounting rules; and volatility in our stock price. Furthermore, our revenues for any particular quarter are not necessarily reflected by our backlog of contracted orders, which also may fluctuate unpredictably. We cannot assure you that we can grow or maintain our revenue and backlog from current levels.  Additional factors that may cause actual results to differ from our assumptions and expectations include those set forth in our most recent filing on Form 10-K filed with the Securities and Exchange Commission.  Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made.  We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Non-GAAP Details

Non-GAAP financial measures exclude the impact from acquisition accounting adjustments to deferred revenue and costs, stock-based compensation expense, amortization of acquisition intangible assets, integration and transaction costs related to acquisitions, severance costs and the related effects on income taxes.  These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures.

These non-GAAP financial measures facilitate management’s internal comparisons to our historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making, such as employee compensation planning. We believe that the presentation of these non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to investors and management regarding financial and business trends relating to our financial condition and results of operations.

# # #

Company Contacts:

Investors & Analysts

Greg Barnum

Vice President and CFO

Phone:  952-279-4816

Email:  gbarnum@datalink.com

Press

Jill Schmidt

S&S Public Relations, Inc.

Phone: 847-415-9311

Email: jills@sspr.com

Investor Relations

Kim Payne

Investor Relations Coordinator

Phone:  952-279-4794

Fax:      952-944-7869

Email:  einvestor@datalink.com

DATALINK CORPORATION

STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Net sales:
Products	$81,209	$83,756	$262,656	$261,455
Services	63,738	55,763	181,206	159,361
Total net sales	144,947	139,519	443,862	420,816

Cost of sales:
Cost of products	63,276	67,106	206,457	205,919
Cost of services	49,338	42,608	140,107	121,698
Total cost of sales	112,614	109,714	346,564	327,617
Gross profit	32,333	29,805	97,298	93,199
Operating expenses:
Sales and marketing	13,943	14,512	45,474	43,291
General and administrative	5,858	5,087	15,996	15,781
Engineering	6,661	7,286	21,621	20,410
Integration and transaction costs	—	7	—	80
Amortization of intangibles	1,307	1,757	4,082	5,580
Total operating expenses	27,769	28,649	87,173	85,142
Earnings from operations	4,564	1,156	10,125	8,057
Gain on settlement related to StraTech acquisition	—	—	876	—
Interest income	95	24	215	54
Interest expense	(93)	(34)	(201)	(180)
Earnings before income taxes	4,566	1,146	11,015	7,931
Income tax expense	1,020	328	3,605	3,111
Net earnings	$3,546	$818	$7,410	$4,820

Earnings per common share:
Basic	$0.16	$0.04	$0.34	$0.26
Diluted	$0.16	$0.04	$0.34	$0.26
Weighted average common shares outstanding:
Basic	21,563	19,619	21,540	18,253
Diluted	22,092	20,120	21,987	18,624

DATALINK CORPORATION

BALANCE SHEETS

(In thousands, except share data)

	September 30,	December 31,
	2014	2013
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$46,872	$24,871
Short-term investments	36,002	51,214
Accounts receivable, net	97,632	130,380
Lease receivable	2,759	866
Inventories, net	2,272	4,120
Current deferred customer support contract costs	96,949	89,304
Inventories shipped but not installed	7,839	16,000
Income tax receivable	4,734	—
Other current assets	1,193	1,279
Total current assets	296,252	318,034
Property and equipment, net	6,451	6,722
Goodwill	37,780	37,780
Finite-lived intangibles, net	9,427	13,509
Deferred customer support contract costs, non-current	48,360	49,044
Deferred tax asset	7,295	7,116
Long-term lease receivable	4,097	510
Other assets	695	393
Total assets	$410,357	$433,108

Liabilities and Stockholders’ Equity
Current liabilities
Floor plan line of credit	$15,021	$19,977
Accounts payable	34,566	60,421
Lease payable	2,132	409
Accrued commissions	3,803	7,133
Accrued sales and use tax	2,314	2,067
Accrued expenses, other	6,327	8,033
Income tax payable	—	11,586
Deferred taxes	1,419	1,694
Customer deposits	4,464	4,240
Current deferred revenue from customer support contracts	120,687	110,567
Other current liabilities	712	187
Total current liabilities	191,445	226,314
Deferred revenue from customer support contracts, non-current	59,487	59,576
Long-term lease payable	3,674	466
Other liabilities non-current	1,031	956
Total liabilities	255,637	287,312

Stockholders’ equity
Common stock, $.001 par value, 50,000,000 shares authorized, 22,786,258 and 22,785,422 shares issued and outstanding as of September 30, 2014 and December 31, 2013, respectively	23	23
Additional paid-in capital	112,753	111,239
Retained earnings	41,944	34,534
Total stockholders’ equity	154,720	145,796
Total liabilities and stockholders’ equity	$410,357	$433,108

DATALINK CORPORATION

RECONCILIATION  BETWEEN GAAP AND NON-GAAP NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Earnings from operations on a GAAP basis	$4,564	$1,156	$10,125	$8,057
GAAP operating margin	3.1%	0.8%	2.3%	1.9%

Non-GAAP Adjustments:
Purchase accounting adjustment to StraTech deferred revenue and cost, net	36	176	144	985
Total gross margin adjustments	36	176	144	985

Stock based compensation expense included in sales and marketing	257	337	708	943
Stock based compensation expense included in general and administrative	534	448	1,324	1,276
Stock based compensation expense included in engineering	204	339	687	699
Integration and transaction costs	—	7	—	80
Amortization of intangible assets	1,307	1,757	4,082	5,580
Total operating expense adjustments	2,302	2,888	6,801	8,578

Non-GAAP earnings from operations	6,902	4,220	17,070	17,620
Non-GAAP operating margin	4.8%	3.0%	3.8%	4.2%

Interest income (expense), net	2	(10)	14	(126)
Income tax expense impact including Non-GAAP items	2,748	1,663	6,799	6,910

Non-GAAP net earnings	$4,156	$2,547	$10,285	$10,584

Non-GAAP net earnings per share - Basic	$0.19	$0.13	$0.48	$0.58
Non-GAAP net earnings per share - Diluted	$0.19	$0.13	$0.47	$0.57

Shares used in non-GAAP per share calculation - Basic	21,563	19,619	21,540	18,253
Shares used in non-GAAP per share calculation - Diluted	22,092	20,120	21,987	18,624

DATALINK CORPORATION

STATEMENT OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30,
	2014	2013

Cash flows from operating activities:
Net earnings	$7,410	$4,820
Adjustments to reconcile net earnings to net cash provided by operating activities:
Change in fair value of trading securities	(93)	(54)
Provision (benefit) for bad debts	114	(103)
Depreciation	1,891	1,527
Amortization of finite-lived intangibles	4,082	5,580
Gain on settlement related to StraTech acquisition	(876)	—
Deferred income taxes	(454)	253
Stock-based compensation expense	2,719	2,918
Changes in operating assets and liabilities:
Accounts receivable, net and leases receivable	27,154	52,715
Inventories	10,009	(35)
Deferred costs/revenues/customer deposits, net	3,294	5,569
Accounts payable and leases payable	(20,924)	(51,028)
Accrued expenses	(4,789)	(6,058)
Income tax payable (receivable)	(16,320)	810
Other	384	(8)
Net cash provided by operating activities	13,601	16,906

Cash flows from investing activities:
Sales and maturities of trading securities	81,390	3,108
Purchases of trading securities	(66,085)	(48,342)
Purchases of property and equipment	(1,620)	(2,261)
Net cash provided by (used in) investing activities	13,685	(47,495)

Cash flows from financing activities:
Net payments under line of credit	—	(6,000)
Net payments under floor plan line of credit	(4,956)	12,253
Proceeds from stock offering	—	39,021
Excess tax from stock compensation	583	393
Proceeds from issuance of common stock from option exercise	88	252
Tax withholding payments reimbursed by restricted stock	(1,000)	(504)
Net cash provided by (used in) financing activities	(5,285)	45,415

Increase in cash and cash equivalents	22,001	14,826
Cash, beginning of period	24,871	10,315
Cash, end of period	$46,872	$25,141

Supplemental cash flow information:
Cash paid for income taxes	$19,799	$1,715
Cash received for income tax refunds	$4	$—
Cash paid for interest expense	$—	$115